SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2003 (May 5, 2003)

BANCORPSOUTH, INC.

(Exact Name of Registrant as Specified in Its Charter)

Mississippi	1-12991	64-0659571

(State or Other	(Commission File Number)	(I.R.S. Employer
Jurisdiction of Incorporation)		Identification Number)

One Mississippi Plaza
201 South Spring Street
Tupelo, Mississippi	38804

(Address of Principal Executive Offices)	(Zip Code)

(662) 680-2000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed from Last Report)

ITEM 9. REGULATION FD DISCLOSURE
SIGNATURES

ITEM 9. REGULATION FD DISCLOSURE

Representatives of BancorpSouth, Inc. delivered a presentation at the Gulf South Bank Conference on May 5, 2003. A copy of the presentation materials was furnished as Exhibit 99.1 to the Current Report on Form 8-K filed on May 5, 2003. This amendment is being filed to correct a date on the slide entitled “Capital Management.” The “March 31, 2002” date relating to the stock repurchase program should read “March 31, 2003.”

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORPSOUTH, INC.

By:	/s/ L. Nash Allen, Jr. L. Nash Allen, Jr. Treasurer and Chief Financial Officer

Date: May 7, 2003